UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2008
____________________

Oncolin Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
5075 Westheimer, Suite 975 Houston, Texas 77056 (Address of Principal Executive Offices)	77056 (Zip Code)

N/A
-------------------------------------
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713)402-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2008, Mr. Steven M. Plumb resigned as a director from the Oncolin Therapeutics, Inc. (the “Company”) and as the Company’s chief financial officer, treasurer and secretary.  The resignations are effective October 27, 2008.

Effective November 3, 2008, Kevan Casey has been appointed as a director and secretary of the Company.

   On May 22, 2008, the Company and its subsidiary, Secure Voice Communications, Inc. (Secure) amended certain note agreements with Mr. Casey and his affiliated entities (the “Amended Notes”).  As of May 22, 2008, the outstanding principal and accrued interest on the prior notes was a total of $397,985.13.  The notes were originally due and payable on May 30, 2008 and May 31, 2008 and had interest rates between 9% and 10%.  The Amended Notes were amended to reflect an interest rate of 10% and the holder’s right to convert the unpaid principal and accrued interest into the Company’s common stock at the holder’s option at a price equal to the lower of $0.05 per share or 50% of the closing market price of Oncolin’s common stock on the trading day prior to conversion.

             On October 28, 2008, Mr. Casey and his affiliates converted the Amended Notes for an aggregate of 414,567,770 shares of the Company’s common stock.

Item 9.01                      Financial Statements and Exhibit

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.                                           IDENTIFICATION OF EXHIBIT

99.1                                Mr. Plumb’s Letter of Resignation dated November 3, 2008

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

ONCOLIN THERAPEUTICS, INC.

By:  /s/ J. Leonard Ivins
                                                                                J. Leonard Ivins, Chief Executive Officer
                                                                                DATE: November 7, 2008

EXHIBIT INDEX

EXHIBIT NO.                                           IDENTIFICATION OF EXHIBIT
99.1                                Mr. Plumb’s Letter of Resignation dated November 3, 2008